Exhibit 99.1

Enveric Biosciences Reports Full-Year 2021 Financial Results and Provides Business Update

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NAPLES, Fla., March 31, 2022 - Enveric Biosciences Inc. (NASDAQ: ENVB) (“Enveric” or the “Company”), a neuroscience-focused biotechnology company developing next-generation, psychedelic-inspired mental health medicines, today reported its financial results for the full year ended December 31, 2021, and provided a business update.

“2021 was a foundational year that set the stage for Enveric to execute on its strategy in the future,” said Dr. Joseph Tucker, Enveric’s Chief Executive Officer. “With the acquisition of MagicMed in September 2021, we immediately began moving forward with the clinical development strategy of our next-generation treatments and therapies for mental health. We find ourselves strategically positioned with an experienced team of industry professionals, collaborative partners including the University of Calgary, a growing intellectual property portfolio, and a robust Central Nervous System pipeline of promising drug candidates. As we build upon the three core pillars of our success, Drug Development, Drug Discovery, and Intellectual Property, we are focused on creating effective mental health medicines.”

Corporate Updates During and Subsequent to the Fourth Quarter 2021:

Clinical Trials

●	Announced collaboration with the University of Calgary on a groundbreaking clinical trial for EVM-201 in cancer-related distress. A clinical trial, expected to launch in 2023, of EVM-201, a second-generation psychedelic treatment, for Cancer Related Distress will be led by HBI researcher, Dr. Valerie Taylor, Head of the Department of Psychiatry, in Calgary, Canada.

●	Announced positive preclinical data for EV102 radiodermatitis drug candidate. EV102 has demonstrated a significant and meaningful reduction in dermatitis severity, skin redness, and duration in a preclinical rodent model.

●	PsyAITM, an artificial intelligence platform, successfully identified viable psychedelic molecules for further drug discovery from Enveric’s initial list of 500 psychedelic molecular compounds within its “Psybrary.” We believe it is a first of its kind to employ this machine-learning technology against an extensive psychedelic molecule library to evaluate higher-likelihood molecules that treat conditions that include cancer-related distress, PTSD, and other central nervous system (CNS) indications.

IP Portfolio

●	Filed and published four patent applications for psychedelic-inspired drug candidates by the World Intellectual Property Organization (WIPO). The four patent applications are focused on the tryptamine family of novel molecules.

●	Filed its 10th Patent Cooperation Treaty (PCT) patent application directed to tryptamine-based derivative molecules, completing the Company’s broad series of PCT applications covering this family of compounds.

●	Successfully synthesized and filed a provisional patent for EV104, the Company’s cannabinoid, and celecoxib conjugate. EV104a and EV104b are the Company’s new molecular conjugates for Osteoarthritis (“OA”) and other pain indications.

●	Filed an additional provisional patent application based on new discoveries by the company. The patent application and claimed drug candidates fall into the Company’s EVM201 second-generation, psychedelic-derived drug development program.

Leadership Team

●	Appointed Bob Dagher, MD, as Chief Medical Officer. Dr. Dagher is a Board-certified neurology and psychiatry physician, bringing over 15 years of clinical experience and extensive therapeutic knowledge in the neuroscience space.

Capital Markets

●	Closed a $10 million public offering. The Company intends to use the net proceeds from this offering for working capital and to fund other general corporate purposes.

●	Included in the new AdvisorShares Psychedelics ETF, trading under the ticker symbol “PSIL” on the NYSE Arca exchange. PSIL is an ETF that focuses on investments in biotechnology, pharmaceutical, and life sciences companies that are leading the nascent but advancing psychedelic industry.

Financial Results for the Full Year Ended December 31, 2021:

Comprehensive net loss was $48.8 million for the year ended December 31, 2021, including $36.3 million in net non-cash expenses, with basic and diluted loss per share of $2.07, as compared to a comprehensive net loss of $7.0 million with basic and diluted loss per share of $1.19 per share for the year ended December 31, 2020.

Net cash used in operations for the year ended December 31, 2021, was $11.5 million consisting of the net loss, adjusted by a net of $36.3 million in non-cash expenses and changes in asset and liability balances of $1.2 million.

As of December 31, 2021, the Company had cash and cash equivalents of $17.4 million and working capital of $15.3 million. Subsequent to December 31, 2021, the Company raised an additional $10 million and expects to use the funds to help advance its new drug discovery platform, robust IP portfolio, and a growing pipeline of promising drug candidates.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a neuroscience company developing next-generation psychedelic-inspired mental health medicines. Enveric’s robust pipeline supports drug development from the clinic to commercialization for millions of patients in need around the world suffering from conditions that include cancer-related distress, PTSD, and more. For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability to achieve the value creation contemplated by technical developments; the impact of the novel coronavirus (COVID-19) on Enveric’s ongoing and planned clinical trials; the geographic, social and economic impact of COVID-19 on Enveric’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; Enveric’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to Enveric’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts

Valter Pinto / Allison Soss

KCSA Strategic Communications

212.896.1254 / 212.896.1267

valter@kcsa.com / asoss@kcsa.com

Media Contacts

Natalie Dolphin

Enveric Biosciences Inc.

416.706.6364

ndolphin@enveric.com